Exhibit 99.2

[FIRST MENASHA BANCSHARES, INC. LETTERHEAD]

Hello Shareholders.

By the time you receive this you may already know about the merger of FNB – Fox Valley with Nicolet National Bank. The Board of Directors of First Menasha Bancshares, Inc. has approved a plan of merger, whereby First Menasha Bancshares will be merged into Nicolet Bankshares, Inc. of Green Bay. I am enclosing a copy of the press release which provides additional details. A much more detailed summary of the transaction will be forthcoming in the form of a Proxy/Prospectus Statement, likely in January of 2017.

Indeed, the Board of Directors of First Menasha Bancshares has approved a plan of merger whereby First Menasha Bancshares will be merged into Nicolet Bankshares, Inc. of Green Bay. Shareholders of First Menasha will have the opportunity to elect to receive cash and/or common stock of Nicolet at a point closer to the closing of the merger, expected to occur in the second quarter of 2017. First Menasha shareholders will receive the equivalent of approximately $131.50 per share, however that is subject to potential fluctuation as the share price of Nicolet (ticker: NCBS) increases or decreases. This price represents a significant premium over our book value at September 30, 2016.

The combination will result in a community bank with approximately $2.7 billion in assets, providing the size and scale needed today to provide stability, additional resources, and great value to our customers and communities, and broader, more sustainable opportunities to our employees. The combined institution will be the largest community based bank in the Green Bay and Fox Cities markets, and the third largest bank headquartered in Wisconsin.

I have mentioned to you in my previous letters the headwinds facing community banks. That success in the current economic and regulatory environment requires size and scale. To that end your bank has grown almost 150% over the last several years. Our growth has driven higher earnings, increased shareholder value and resulted in FNB being the largest community bank in the Fox Cities. So it should be no surprise that we became an extremely attractive candidate to combine with and create a larger community-based bank.

Our growth and success provided us with unique strategic options, one of which was to combine with another community-based financial institution similar to ours. We have done that with Nicolet. We expect the merger will provide all of our stakeholders with continuity and stability.

Nicolet’s pursuit of FNB is due to its desire to grow and become the lead local bank in the Fox Valley. FNB and Nicolet have few overlapping branches. In fact, Nicolet does not plan to close any of the five FNB locations as part of the merger, which should hopefully minimize any disruption with our customers and employees.

The merger is expected to close early in the second quarter of 2017. Over the next few months you will learn more about this merger and receive materials providing information on the cash/stock election and asking for your approval as shareholders.

I am extremely proud of what the employees of FNB have built over the past several years, and am optimistic about what the combined bank will accomplish. I wouldn’t look at this as a 130 year-old institution going away.  The name may be gone, but the ideals that we acted upon every day will continue with Nicolet.  They have shown a great willingness to invest in communities, customer relationships and employees; thus investing in our legacy.

About Nicolet Bankshares, Inc.

Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Northeast and Central Wisconsin and the upper peninsula of Michigan. More information can be found at www.nicoletbank.com.

About First Menasha Bancshares, Inc.

First Menasha Bancshares, Inc. is a $476 million single-bank holding company headquartered in Neenah, Wisconsin. First Menasha’s wholly-owned bank subsidiary, The First National Bank - Fox Valley, was chartered in 1887 and has five branches in the Fox Valley region of Wisconsin. More information can be found at www.fnbfoxvalley.com.

Important Information for Investors

This communication relates to the proposed merger transaction involving Nicolet and First Menasha. In connection with the proposed merger, Nicolet and First Menasha will file a proxy statement/prospectus on Form S-4 and other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, FIRST MENASHA INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, FIRST MENASHA AND THE PROPOSED MERGER. When available, the proxy statement/prospectus will be delivered to shareholders of First Menasha. Investors may obtain copies of the joint proxy statement/prospectus and other relevant documents (as they become available) free of charge at the SEC’s website (www.sec.gov). Copies of the documents filed with the SEC by Nicolet will be available free of charge on Nicolet’s website at www.nicoletbank.com.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which Congress passed in an effort to encourage companies to provide information about their anticipated future financial performance. This act protects a company from unwarranted litigation if actual results are different from management expectations. This report reflects the current views and estimates of future economic circumstances, industry conditions, company performance, and financial results of the management of Nicolet and First Menasha. These forward-looking statements are subject to a number of factors and uncertainties which could cause Nicolet’s, First Menasha’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements, and such differences may be material. Forward-looking statements speak only as of the date they are made and neither Nicolet nor First Menasha assumes any duty to update forward-looking statements. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements.

In addition to factors previously disclosed in Nicolet’s reports filed with the SEC and those identified elsewhere in this report, these forward-looking statements include, but are not limited to, statements about (i) the expected benefits of the transaction between Nicolet and First Menasha and between Nicolet National Bank and The First National Bank - Fox Valley , including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction, and (ii) Nicolet’s and First Menasha’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Nicolet’s and First Menasha’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements and such differences may be material.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Nicolet and First Menasha may not integrate successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the expected growth opportunities and cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons, including issues arising in connection with integration of the two banks; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; (7) First Menasha’s shareholders may fail to approve the transaction; (8) reputational risks and the reaction of the companies’ customers to the transaction; (9) diversion of management time on merger related issues; (10) changes in asset quality and credit risk; (11) the cost and availability of capital; (12) customer acceptance of the combined company’s products and services; (13) customer borrowing, repayment, investment and deposit practices; (14) the introduction, withdrawal, success and timing of business initiatives; (15) the impact, extent, and timing of technological changes; (16) severe catastrophic events in our geographic area; (17) a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results; (18) the U.S. legal and regulatory framework, including those associated with the Dodd Frank Wall Street Reform and Consumer Protection Act, could adversely affect the operating results of the combined company; (19) the interest rate environment may compress margins and adversely affect net interest income; and (20) competition from other financial services companies in the companies’ markets could adversely affect operations. Additional factors that could cause Nicolet’s results to differ materially from those described in the forward-looking statements can be found in Nicolet’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Nicolet, First Menasha or the proposed merger or other matters and attributable to Nicolet, First Menasha or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above. Nicolet and First Menasha do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations & Media Contacts:

First Menasha:	Peter Prickett – President & CEO, FNB – Fox Valley
Phone: 920.729.6971
Email: pprickett@fnbfoxvalley.com

Nicolet:	Bob Atwell – Chairman, Nicolet National Bank
Jeff Gahnz – VP, Marketing / Public Relations, Nicolet National Bank
Phone: 920.430.1400
Email: batwell@nicoletbank.com or jgahnz@nicoletbank.com